Exhibit 10.5

Execution Version

AMENDMENT NO. 4 AND WAIVER

This Amendment No. 4 and Waiver (this “Agreement”) dated as of December 28, 2016 (the “Effective Date”), is among Jagged Peak Energy LLC, a Delaware limited liability company (the “Borrower”), the guarantors party hereto (the “Guarantors”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”), and the Lenders (as defined below).

RECITALS

A.                                    Reference is made to that certain Credit Agreement dated as of June 19, 2015 among the Borrower, the Administrative Agent, the Issuing Lender and the financial institutions party thereto as lenders from time to time (the “Lenders”), as amended by that certain Amendment No. 1 and Agreement dated as of April 26, 2016, that certain Amendment No. 2 and Agreement dated as of June 29, 2016, that certain Amendment No. 3 dated as of September 30, 2016 (as so amended  and as the same may be further amended, restated, supplemented or modified from time to time, the “Credit Agreement”).  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

B.                                    The Borrower anticipates that it may fail to comply with the financial ratio described in Section 6.17 of the Credit Agreement for the fiscal quarter ending December 31, 2016 (the “Potential Default”).

C.                                    Subject to the terms and conditions of this Agreement, the parties hereto wish to (i) amend the Credit Agreement as provided herein, (ii) provide for a waiver by the Lenders of the Potential Default and (iii) defer the January 1 Quarterly Redetermination.

THEREFORE, the parties hereto hereby agree as follows:

Section 1.                                           Defined Terms; Other Definitional Provisions.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2.                                           Amendment.

(a)                                 Section 1.1 of the Credit Agreement is hereby amended by deleting the following defined terms in their entirety: “Excess Cash”, “Excess Cash Test Day”, “Excess Cash Threshold”, “Excluded Account”, and “Excluded Proceeds”.

(b)                                 Section 1.1 of the Credit Agreement is hereby amended to add the following new defined term:

“Collar Hedging Transaction” means the buying of a put and the selling of a call to create a minimum and maximum in respect of prices for any crude oil production expected to be produced by any Credit Party that are hedged by the volumes specified in such Hedging Arrangements.

“Three-Way Collar Hedging Transaction” means a Credit Party entering into a Collar Hedging Transaction, but with such Credit Party also selling a put at a lower strike price than the put purchased in such Collar Hedging Transaction, where the additional premium from selling such put is applied to achieve an above market collar.

(c)                                  The definition of “Hedging Transaction” in Section 1.1 of the Credit Agreement is hereby amended by replacing the reference to “collar” with a reference to “Collar Hedging Transaction”.

(d)                                 Section 2.3(h) of the Credit Agreement is hereby amended by deleting the reference to Section 2.5(g).

(e)                                  Section 2.5 of the Credit Agreement is hereby amended by deleting clause (g) in its entirely.

(f)                                   Section 2.10(a) of the Credit Agreement is hereby amended by deleting the proviso from the end thereof and replacing it with a period.

(g)                                  Section 3.2 of the Credit Agreement is hereby amended by deleting clause (e) in its entirety.

(h)                                 Section 4.26 of the Credit Agreement is hereby deleted in its entirety.

(i)                                     Section 5.8 of the Credit Agreement is hereby amended by deleting clause (b) in its entirety.

(j)                                    Section 6.24 of the Credit Agreement is hereby deleted in its entirety.

(k)                                 Section 5.2(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follow:

(d)  [Reserved].

(l)                                     Section 5.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 5.15                            Hedging Maintenance.  On or before each Hedge Deadline Date, the Borrower shall enter into (the date such Hedging Arrangements are entered into being the “Subject Date”) and maintain commodity Hedging Arrangements hedging notional volumes equal to at least 75% of the projected volumes of crude oil from PDP Reserves (as described in the applicable Engineering Report) for each calendar month during the initial twenty-four month period following the Subject Date.  Such commodity Hedging Arrangements may be (a) swaps, (b) puts, (c) Collar Hedging Transactions so long as the amount of the floor of any such put or Collar Hedging Transactions is greater than or equal to the amount that is 85% of the fixed price amount that would be paid under a comparable fixed price swap Hedging Arrangement or (d) Three-Way Collar Hedging Transactions so long as no more than 25% of notional volumes required to be hedged hereunder shall be permitted to be hedged with Three-Way Collar Hedging Transactions.  As used herein, “Hedge Deadline Date” shall mean the earlier to occur of (i) the date that is thirty (30) days after the date that such Engineering Report is required to be delivered and (ii) the date that the Borrowing Base, as redetermined based upon such Engineering Report, becomes effective.

(m)                             Section 6.15(a)(ii) of the Credit Agreement is hereby amended by replacing the reference to “collar” with a reference to “Collar Hedging Transaction”.

(n)                                 Section 7.1 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (k) thereof, (ii) by replacing the period at the end of clause (l) thereof with “; and”, and (iii) by adding the following new clause (m) to read as follows:

(m)  Current Ratio.  (i) Failure by the Borrower or one of its Affiliates to achieve a successful initial public offering by May 12, 2017that raises at least $300,000,000 in gross proceeds (which proceeds, net of transactions costs and expenses, are contributed to the Borrower), and (ii) failure by the Borrower to (A) receive by May 12, 2017 the proceeds of equity contributions or Debt permitted under Section 6.1 in an amount equal to at least the amount that would have increased consolidated current assets sufficient to bring the Borrower into compliance with the financial ratio set forth in Section 6.17 for the fiscal quarter ending December 31, 2016 had such proceeds been received prior to December 31, 2016 and (B) deliver to the Administrative Agent an additional Compliance Certificate updated as if such proceeds had been received by the Borrower prior to December 31, 2016 executed by a Responsible Officer of the Borrower reflecting compliance with the covenant set forth in Section 6.17.

(o)                                 Section 9.3 of the Credit Agreement is hereby amended by (i) adding an “and” to the end of clause (f) thereof, (ii) replacing the “; and” at the end of clause (g) thereof with a period, and (iii) deleting clause (h) thereof in its entirety.

(p)                                 The Credit Agreement is amended by deleting Exhibit F in its entirety and replacing it with the new Exhibit F attached hereto.

Section 3.                                           Waiver.  The Lenders hereto hereby agree, subject to the terms and conditions of this Agreement, to waive the Potential Default for the fiscal quarter ending December 31, 2016.  The waiver by the Lenders described in this Section 3 is contingent upon the satisfaction of the conditions precedent set forth in Section 6 below, and is limited to the Potential Default and the fiscal quarter ending December 31, 2016.  Such waiver shall not be construed to be a consent to or a permanent waiver of Section 6.17 of the Credit Agreement, or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Credit Documents.  The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to the Credit Agreement or any other provision of any Credit Document.  The failure of the Lenders to give notice to the Borrower of any Defaults or Events of Default is not intended to be nor shall be a waiver thereof.  The Borrower hereby agrees and acknowledges that the Lenders require and will require strict performance by the Borrower of all of its obligations, agreements and covenants contained in the Credit Agreement and the other Credit Documents, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.

Section 4.                                           Consent.  Notwithstanding anything to the contrary contained in Section 2.2(c)(ii) of the Credit Agreement, the January 1 Quarterly Redetermination requested by the Borrower shall be redetermined effective on or about February 1, 2017.

Section 5.                                           Representations and Warranties.  Each Credit Party represents and warrants that, as of the date hereof: (a) the representations and warranties of such Credit Party contained in the Credit Agreement, and the representations and warranties of such Credit Party contained in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on and as of such date except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within such Credit Party’s powers and have been duly authorized by all necessary corporate, limited liability company or partnership action; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity; (e) the execution, delivery and performance of this Agreement by such Credit Party do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained or provided and other than filings delivered hereunder to perfect Liens created under the Security Documents; and (f) the Liens under the Security Documents are valid and subsisting and secure the obligations under the Credit Documents.

Section 6.                                           Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)                                 The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement, duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Issuing Lender and all of the Lenders.

(b)                                 The Borrower shall have paid (i) all reasonable out-of-pocket costs and expenses that have been invoiced and are payable pursuant to Section 9.1 of the Credit Agreement and (ii) all fees required to be paid on the date hereof pursuant to that certain Amendment Fee Letter dated December 23, 2016 between the Borrower, the Administrative Agent and Wells Fargo Bank, National Association, as the lead arranger.

(c)                                  The Administrative Agent shall have received such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.

Section 7.                                           Acknowledgments and Agreements.

(a)                                 Each Credit Party acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms and each Credit Party waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Secured Obligations.  The Borrower, Guarantors, Administrative Agent, Issuing Lender and each other party hereto do hereby adopt, ratify, and confirm the Credit Agreement, and acknowledge and agree that the Credit Agreement is and remains in full force and effect, and each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement and the other Credit Documents are not impaired in any respect by this Agreement.

(b)                                 The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Credit Documents.

(c)                                  This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 8.                                           Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Credit Documents.

Section 9.                                           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.                                    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11.                                    Severability.  In case one or more of the provisions of this Agreement shall for any reason be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or in the other Credit Documents shall not be affected or impaired thereby.

Section 12.                                    Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

Section 13.                                    Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The remainder of this page has been left blank intentionally.]

EXECUTED to be effective as of the date first above written.

BORROWER:

JAGGED PEAK ENERGY LLC

By:	/s/ Robert W. Howard
Name:	Robert W. Howard
Title:	EVP and CFO

GUARANTORS:

JAGGED PEAK ENERGY MANAGEMENT INC.

By:	/s/ Joseph N. Jaggers
Name:	Joseph N. Jaggers
Title:	President and CEO

JAGGED PEAK ENERGY MANAGEMENT LLC

By:	/s/ Joseph N. Jaggers
Name:	Joseph N. Jaggers
Title:	President and CEO

JAGGED PEAK ENERGY INC.

By:	/s/ Robert W. Howard
Name:	Robert W. Howard
Title:	EVP and CFO

Signature Page to
Amendment No. 4

ADMINISTRATIVE AGENT/LENDERS:

WELLS FARGO BANK,
NATIONAL ASSOCIATION
as Administrative Agent, Issuing Lender, and a Lender

By:	/s/ Oleg Kogan
Name:	Oleg Kogan
Title:	Director

Signature Page to
Amendment No. 4

LENDERS:

FIFTH THIRD BANK, as a Lender

By:	/s/ Jonathan H. Lee
Name:	Jonathan H. Lee
Title:	Director

Signature Page to
Amendment No. 4

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Executive Director

Signature Page to

Amendment No. 4

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page to

Amendment No. 4

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John Lane
Name:	John Lane
Title:	Executive Vice President

Signature Page to

Amendment No. 4

EXHIBIT F
FORM OF NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association, as Administrative Agent

1700 Lincoln St., 6th Floor

Denver, CO 80203

Attn: Oleg Kogan

303-863-4522

Ladies and Gentlemen:

The undersigned, Jagged Peak Energy LLC, a Delaware limited liability company (“Borrower”), refers to the Credit Agreement dated as of [      ], 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing as defined therein unless otherwise defined in this Notice of Borrowing) among the Borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent and as issuing lender, and hereby gives you irrevocable notice pursuant to Section 2.4(a) of the Credit Agreement that the undersigned hereby requests a Borrowing (the “Proposed Borrowing”), and in connection with that request sets forth below the information relating to such Proposed Borrowing as required by the Credit Agreement:

(a)           The Business Day of the Proposed Borrowing is                   ,        .

(b)           The Proposed Borrowing will be composed of [Base Rate Advances] [Eurodollar Advances].

(c)           The aggregate amount of the Proposed Borrowing is $                  .

(d)           [The Interest Period for each Eurodollar Advance made as part of the Proposed Borrowing is [one][two][three][six]month(s)].

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i)            the representations and warranties made by any Credit Party or any Responsible Officer of any Credit Party contained in the Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except for those representations and warranties that by their terms are made as of a specified date, which shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date; and

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(ii)           no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

JAGGED PEAK ENERGY LLC

By:
Name:
Title:

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